UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in our Current Report on Form 8-K filed on March 27, 2015, we, through GAHC3 Mountain Crest Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement on March 23, 2015 with LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., or collectively, the Seller, unaffiliated third parties, to purchase Mountain Crest Senior Housing Portfolio for an aggregate purchase price of approximately $75,000,000, plus closing costs.
Mountain Crest Senior Housing Portfolio consists of six senior housing facilities located as follows: two in Elkhart, Indiana, or the Eastlake Facility and the Elkhart Facility, and one in each of Hobart, Indiana, or the Hobart Facility, LaPorte, Indiana, or the LaPorte Facility, Mishawaka, Indiana, and Niles, Michigan, and certain assets from the Seller.
On May 14, 2015, we acquired the Eastlake Facility, the Elkhart Facility, the Hobart Facility and the LaPorte Facility, comprising four of the six facilities within Mountain Crest Senior Housing Portfolio, from the Seller for approximately $48,453,000 using cash on hand raised through our initial public offering.
The Eastlake Facility is a 117-bed residential care facility consisting of approximately 61,000 square feet and situated on 6.12 acres of land. The Elkhart Facility is an independent living facility consisting of approximately 86,000 square feet situated on 5.01 acres of land that contains 88 units and six villas. The Hobart Facility is an assisted living and memory care facility that consists of approximately 103,000 square feet situated on 3.96 acres of land that contains 140-beds. The LaPorte Facility is an independent living and residential care facility that consists of approximately 113,000 square feet situated on six acres of land that contains 145 licensed beds and 16 villas. We operate Mountain Crest Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure.
In connection with the acquisition of the first four senior housing facilities of Mountain Crest Senior Housing Portfolio, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates, an acquisition fee in cash of approximately $1,090,000, or 2.25% of the contract purchase price.
The closing of the acquisition of the remaining two senior housing facilities located in Mishawaka, Indiana and Niles, Michigan of Mountain Crest Senior Housing Portfolio is expected to occur by the third quarter of 2015; however, no assurance can be provided that we will be able to purchase the remaining two senior housing facilities comprising Mountain Crest Senior Housing Portfolio in the anticipated timeframe, or at all, since the potential acquisition of such facilities is subject to substantial conditions to closing.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements.
It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.
See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

May 18, 2015	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer